SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2021

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-20111	75-2636283
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

8547 E. Arapahoe Rd.

STE J527

Greenwood Village,CO 80112

(Address of Principal Executive Offices and Zip Code)

(303) 991-8000

(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
None	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(1) On November 5, 2021, the Company appointed Trang Nguyen, age 40, as its Principal Financial Officer. There was no arrangement or understanding between Ms. Nguyen and any other person pursuant to which she was selected as an officer. Ms. Nguyen has no relationship to any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Ms. Nguyen is not currently, nor has she been, a participant in any related party transaction exceeding $120,000.

Ms. Nguyen holds a Bachelor of Art, Business Economics (Minor in Accounting) from the University of California, Los Angeles. She is a certified public accountant with an inactive license. Her professional background includes having been the Financial Reporting Manager for Del Taco from 2019-2020, responsible for the preparation and filing of periodic financial reports with the U.S. Securities and Exchange Commission, including Forms 10-K, 10-Q etc. in accordance with U.S. GAAP and SEC Rules and Regulations; Establishing and maintaining internal controls and procedures; and, enhancing accounting business processes.

From 2016 through 2019, Ms. Nguyen was Accounting Manager for Pinnacle Tax Accounting in Los Angeles, California. Her duties included: Assisting in the month-end close process, prepare the consolidated financial statements; Prepare forecasts, projections and decks for investor packages; Prepare the Quarterly and Annual Reports on Form 10-Q/K and manage the internal and external review for these documents; Assist in the coordination of annual audit and quarterly review activities of external auditors; Manage communications with external auditors on external financial statements and accounting issues to ensure auditor agreement with company decisions on accounting disclosures, and issues; Document business processes and procedures. Perform managerial professional internal auditing work and develop recommendations and reports based on audits and presenting these ideas to senior management; Lead team of staff on completing timely engagements and communicate to the CFO’s and executive management team of several public companies on a daily basis; Responsible for preparing financials, audit package and SEC filings for six SEC filing companies on a quarterly and annual basis and over 20 private companies; Assistance with SOX 404 documentation, testing, and development of internal controls.

From 2006 to 2008, Ms. Nguyen was part of Ernst &Young, LLP’s audit team in Los Angeles, California, leading engagements on interim and year-end ad SOX 404 auditing procedures for the major enterprise accounts such as Hilton Hotels Corp., Ryland Mortgage Co., Endeavor Agency, Spyglass Entertainment, Farmer Bros., and Tennis Channel. Ms. Nguyen also conducted audit procedures for Form 10-K and 10Q reporting, performed, planned, and tested internal controls.

The Company and Ms. Nguyen entered into a contract with a term of one year including compensation of $6,500 monthly.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date November 10, 2021

By:	/s/ James R. Thompson
Chief Executive Officer
President

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